STATE OF DELAWARE
SECRETARY OF STATE
DIVISIONS OF CORPORATIONS
FILED 09:00 AM 07/06/1999
991277807 - 2192400

                                                          ORIGINAL


                          CERTIFICATE OF AMENDMENT
                      OF CERTIFICATE OF INCORPORATION
                         OF MARK I INDUSTRIES, INC.

Mark I Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Specialty Retail Services, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "Article I" so that, as amended, said Article shall be and read as follows:

     "FIRST: The name of the corporation (hereinafter called the "Corporation") is Foodvision.com, Inc."

     SECOND: That thereafter, pursuant to Section 228 of the General Corporation Law, a majority of the holders of the common stock of said corporation entitled to vote on the proposed amendments provided their written consent thereto.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendments.

     IN WITNESS WHEREOF, said Mark I Industries, Inc. has caused this certificate to be signed by Paul R. Smith, an authorized officer, this 18th day of June 1999.

By: /s/ Paul R. Smith
----------------------
Name: Paul R. Smith
Title: President

Attest:

/s/ Robert J. Mottern
-----------------------
Robert J. Mottern
Secretary